As filed with the Securities and Exchange Commission on July 7, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AVENUE FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Tennessee	20-5556885
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

111 10th Avenue South, Suite 400, Nashville TN	37203
(Address of principal executive offices)	(Zip Code)

Avenue Financial Holdings, Inc. 2012 Restricted Stock Plan for Non-Employee Directors

(Full title of the plan)

Ronald L. Samuels, Chief Executive Officer

Avenue Financial Holdings, Inc.

111 10th Avenue South, Suite 400

Nashville, TN 37203

Telephone: (615) 736-6940

(Name, address and telephone number of agent for service)

With Copies to:

John W. Titus

Bradley Arant Boult Cummings LLP

1600 Divison Street, Suite 700

Nashville, TN 37203

Telephone (615) 252-2341

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	100,000(2)	$ 12.80(3)	$ 1,280,000(3)	$ 148.74(3)

(1)	Represents shares of common stock issuable under the Avenue Financial Holdings, Inc. 2012 Restricted Stock Plan for Non-Employee Directors. In addition to such shares, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement covers an undetermined number of shares of common stock of the registrant that may become issuable to prevent dilution from stock splits, stock dividends or similar transactions with respect to the shares registered hereunder.
(2)	Represents 37,750 shares subject to outstanding awards and 62,250 shares reserved for future issuance pursuant to future awards under the 2012 Restricted Stock Plan for Non-Employee Directors.
(3)	In accordance with Rule 457(h) under the Securities Act of 1933, the registration fee is based upon the average of the high and low prices of the registrant’s common stock as reported on the NASDAQ Global Select Market on July 2, 2015.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

Not required to be filed with this Registration Statement.

Item 2.	Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement.

Note: The documents containing the information specified in Part I of this Form S-8 Registration Statement will be sent or given to participants in the Avenue Financial Holdings, Inc. 2012 Restricted Stock Plan for Non-Employee Directors (the “Plan”) as specified by Rule 428(b)(1) of the General Rules and Regulations under the Securities Act of 1933. Such documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933 (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents we have filed with the Securities Exchange Commission (the “SEC”) are incorporated by reference into this Registration Statement, and all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) shall be incorporated by reference in this Registration Statement and shall be a part of this Registration Statement from the date of filing of the documents:

•	The description of our common stock contained in our Registration Statement on Form 8-A (file no. 001-36839) filed with the SEC on February 6, 2015 under Section 12(b) of the Exchange Act;.

•	Our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 30, 2015;

•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2015; and

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, filed with the SEC on May 14, 2015; and

•	Our Current Reports on Form 8-K filed with the SEC on February 12, 2015, February 13, 2015, February 23, 2015, February 26, 2015, March 3, 2015, March 27, 2015, April 17, 2015, April 23, 2015, April 24, 2015, May 6, 2015, June 2, 2015, June 9, 2015 and June 17, 2015.

All documents we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers

The TBCA provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (i) the director or officer acted in good faith, (ii) in the case of conduct in his or her official capacity with the corporation, the director or officer reasonably believed such conduct was in the corporation’s best interest, (iii) in all other cases, the director or officer reasonably believed that his or her conduct was not opposed to the best interest of the corporation, and (iv) in connection with any criminal proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as an officer or director of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that personal benefit was improperly received. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that (i) such officer or director was adjudged liable to the corporation in a proceeding by or in right of the corporation, (ii) such officer or director was adjudged liable on the basis that personal benefit was improperly received by him, or (iii) such officer or director breached his duty of care to the corporation.

Consistent with the laws of the state of Tennessee, our bylaws provide for the indemnification of our directors and officers to the fullest extent permitted by law against any and all expenses, including amounts paid upon judgments, counsel fees, and amounts paid in settlement (before or after suit is commenced), actually and necessarily incurred by such persons in connection with the defense or settlement of any claim, action, suit, or proceeding in which they, or any of them, are made parties, or a party, or which may be asserted against them or any of them, by reason of being or having been directors or officers or a director or officer of the corporation or such other corporation. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, these bylaws, any agreement, vote of shareholders, or otherwise.

Our charter states that to the fullest extent permitted by the TBCA, a director of the corporation shall not be liable to the corporation for monetary damages for breach of fiduciary duty as a director. Additionally, our bylaws further provide that no director or officer shall be liable for any loss or damage suffered by it on account of any action taken or omitted to be taken by him as a director or officer of the corporation in good faith if such person exercised or used the same degree of care and skill as a prudent man would have exercised or used under the circumstances in the conduct of his own affairs.

The above is a general summary of certain indemnity provisions of the TBCA and is subject, in all cases, to the specific and detailed provisions of the sections referenced herein.

We maintain directors’ and officers’ liability insurance against any actual or alleged error, misstatement, misleading statement, act, omission, neglect or breach of duty by any director or officer of itself or any direct or indirect subsidiary, excluding certain matters including fraudulent, dishonest or criminal acts or self-dealing.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under any of the foregoing provisions, in the opinion of the Securities and Exchange Commission, that indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Finally, our ability to provide indemnification to our directors and officers is limited by federal banking laws and regulations, including, but not limited to, 12 U.S.C. §1828(k).

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

4.1	Form of certificate of common stock (incorporated by reference to Exhibit 4.1 of our registration statement on Form S-1 filed on February 6, 2015

4.2	2012 Restricted Stock Plan for Non-Employee Directors (incorporated by reference to Exhibit 10.3 to our registration statement on Form S-1 filed on January 9, 2015)

5.1	Legal Opinion of Bradley Arant Boult Cummings, LLP

23.1	Consent of Bradley Arant Boult Cummings, LLP (included in Exhibit 5.1)

23.2	Consent of KPMG LLP

24.1	Power of Attorney (contained on the signature pages of this Registration Statement)

Item 9.	Undertakings.

1. The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person or the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on July 7, 2015.

AVENUE FINANCIAL HOLDINGS, INC.

By:	/s/ Ronald L. Samuels
Ronald L. Samuels
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, G. Kent Cleaver and Barbara J. Zipperian and each one of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Ronald L. Samuels Ronald L. Samuels	Chairman and Chief Executive Officer (Principal Executive Officer)	July 7, 2015

/s/ Barbara Zipperian Barbara Zipperian	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 7, 2015

/s/ G. Kent Cleaver G. Kent Cleaver	President, Director and Chief Operating Officer	July 7, 2015

/s/ Marty Dickens Marty Dickens	Director	July 7, 2015

/s/ David G. Anderson David G. Anderson	Director	July 7, 2015

/s/ Angenia Clark Agenia Clark	Director	July 7, 2015

/s/ Joseph C. Galante Joseph C. Galante	Director	July 7, 2015

/s/ Steve Moore Steve Moore	Director	July 7, 2015

/s/ David Ingram David Ingram	Director	July 7, 2015

/s/ Ken Robold Ken Robold	Director	July 7, 2015

/s/ Patrick G. Emery Patrick G. Emery	Director	July 7, 2015

/s/ Karen Saul Karen Saul	Director	July 7, 2015

/s/ James F. Deutsch James F. Deutsch	Director	July 7, 2015

/s/ Nancy Falls Nancy Falls	Director	July 7, 2015

Exhibit Index

Exhibit No.	Description

4.1	Form of certificate of common stock (incorporated by reference to Exhibit 4.1 of our registration statement on Form S-1 filed on February 6, 2015)

4.2	2012 Restricted Stock Plan for Non-Employee Directors (incorporated by reference to Exhibit 10.3 to our registration statement on Form S-1 filed on January 9, 2015)

5.1	Legal Opinion of Bradley Arant Boult Cummings, LLP

23.1	Consent of Bradley Arant Boult Cummings, LLP (included in Exhibit 5.1)

23.2	Consent of KPMG LLP

24.1	Power of Attorney (contained on the signature pages of this Registration Statement)